Exhibit 99.1

BioTime Signs Definitive Agreement With Geron Regarding Stem Cell Assets

Investor Commits to $10 Million Financing

ALAMEDA, Calif.--(BUSINESS WIRE)--January 7, 2013--BioTime, Inc. (NYSE MKT: BTX) and its recently formed subsidiary BioTime Acquisition Corporation (BAC) jointly announced today that they have entered into a definitive Asset Contribution Agreement with Geron Corporation (Nasdaq: GERN) to acquire the intellectual property, including patents and patent applications, and other assets related to Geron’s human embryonic stem (hES) cell programs consistent with the financial terms outlined in the letter of intent announced on November 15, 2012.

Under the definitive agreement, Geron will contribute to BAC intellectual property, certain cell lines and other assets, including the Phase 1 clinical trial of hES cell-derived oligodendrocytes in patients with acute spinal cord injury, and Geron’s autologous cellular immunotherapy program. BioTime will contribute to BAC $5 million in cash, 8,902,077 BioTime common shares to be held by BAC, five-year warrants to purchase 8,000,000 common shares of BioTime at a price of $5.00 per share (“BioTime Warrants”), rights to use certain clinical grade hES cell lines, a sublicense to use certain patents for stem cell differentiation technology, and minority stakes in two of BioTime’s subsidiaries, OrthoCyte Corporation and Cell Cure Neurosciences Ltd. BAC will also pay to Geron royalties on the sale of products that are commercialized, if any, in reliance upon Geron patents contributed or licensed to BAC. A private investor has also agreed to provide an equity investment of $5 million in BAC and a $5 million equity investment in BioTime in conjunction with the transaction.

Geron pioneered the field of regenerative medicine in the mid-1990s by organizing the first effort to isolate human embryonic stem (hES) cells. hES cells are early-stage stem cells that are capable of becoming all of the cell types in the human body, and therefore are widely recognized as a means of manufacturing cells that are potentially useful in regenerating tissue function for a wide array of degenerative diseases. Currently, Geron’s hESC patent portfolio includes over 400 patents and patent applications that will be transferred or sublicensed to BAC. Geron obtained the first approval from the Food and Drug Administration for human clinical trials of a product manufactured from hES cells.

Geron’s former hES cell programs included oligodendrocyte progenitor cells for central nervous system disorders, cardiomyocytes for heart disease, pancreatic islet cells for diabetes, dendritic cells as an immunotherapy vehicle, and chondrocytes for cartilage repair. BAC may pursue the development of therapeutic products from some or all of these cell types, depending upon a number of factors, including the expected cost of development, sufficiency of financing, the state of development of the technology acquired, regulatory considerations, anticipated market size, and competition from other companies in the applicable fields. BAC may also seek to develop other therapeutic products, taking into account the same or other applicable considerations.

“Our consistent goal at BioTime has been to consolidate the pluripotent stem cell technology platform,” stated Michael West, Ph.D., Chief Executive Officer of BioTime, Inc. “With this contribution of assets, the combined intellectual property estate in the BioTime family of companies will be among the strongest in the field of Regenerative Medicine; establishing our leadership in the industry and advancing product development.”

“We are excited about our approach toward consolidating the most important technologies in Regenerative Medicine,” said Thomas Okarma, M.D., Ph.D., president and CEO of BAC. “Regenerative Medicine holds great promise for patients and now, with our significant collection of world class stem cell technologies, IP, and experienced management, we are positioned to help realize that promise.”

Closing of the transactions under the definitive agreement is subject to certain negotiated closing conditions, including the registration of the BAC Series A common stock, the BioTime common shares contributed to BAC, and the BioTime Warrants under the Securities Act of 1933, as amended, and certain approvals by BioTime shareholders. The transaction is expected to close no later than September 30, 2013.

Upon closing of the transaction, Geron will receive BAC Series A common stock, and BioTime and the private investor will receive BAC Series B common stock in the transaction. The Series A and Series B common stock will be identical, except that BAC will be entitled to make certain distributions or pay dividends on its Series A common stock without making a distribution or paying a dividend on its Series B common stock.

Following the closing of the transaction, Geron will distribute on a pro rata basis to its stockholders the shares of BAC Series A common stock received in the transaction. Following that distribution by Geron, BAC will distribute on a pro rata basis to the holders of those shares the BioTime Warrants. The Series B common stock will be convertible into Series A common stock following the distribution of the BioTime Warrants.

Following these distributions, BioTime will own approximately 71.6%, Geron stockholders will own approximately 21.4%, and the private investor will own approximately 7.0%, of the outstanding BAC common stock. BioTime and the private investor will also receive warrants to purchase additional shares of BAC Series B common stock that would enable them to increase their collective ownership in BAC by approximately 2.2%, which would reduce the Geron stockholders’ ownership in BAC to approximately 19.2%.

BAC plans to seek to list its Series A common stock, and BioTime intends to seek to list the BioTime Warrants, on a national securities exchange.

In anticipation of use by BAC, BioTime is entering into a three-year lease of an office and research facility in Menlo Park, Calif.

In a separate and related transaction, BioTime and BAC have each entered into Stock and Warrant Purchase Agreements with a private investor to provide each company with $5 million in equity financing. Under the terms of the BioTime agreement, the investor will invest $5 million in BioTime by purchasing an aggregate of 1,350,000 BioTime common shares at a purchase price of approximately $3.70 per share and warrants to purchase 650,000 additional BioTime common shares with an exercise price of $5.00 per share and a three year term. The shares and warrants will be sold to the investor in two tranches. In the first tranche, the investor will purchase 540,000 BioTime common shares and warrants to purchase approximately 260,000 BioTime common shares for $2 million subject to the conditions of the Stock and Warrant Purchase Agreement. The second BioTime investment tranche of $3 million will be funded in conjunction with the closing of the stem cell asset transaction with Geron. Closing of the second tranche of the share and warrant purchase is subject to certain additional conditions; these conditions include the closing of the stem cell asset transaction. This $5 million investment will be used to fund BioTime’s $5 million cash contribution to BAC.

Under the terms of its Stock Purchase Agreement with BAC, the investor will contribute $5 million in cash to BAC in exchange for 2,136,000 shares of BAC Series B common stock that, upon issuance, will represent approximately 7% of the BAC common stock outstanding at the closing, plus warrants to purchase approximately 350,000 additional shares of BAC Series B common stock at an exercise price of $5.00 per share, with a three year term. Closing of the financing in BAC will occur in conjunction with the closing of the stem cell asset transaction with Geron, and is subject to certain conditions, including the closing of the stem cell asset transaction.

Kaye Scholer LLP and Thompson, Welch, Soroko & Gilbert LLP are acting as legal counsel to BioTime in connection with the transaction.

Additional Information and Where to Find It

All parties desiring details regarding the transaction are urged to review the definitive agreement when it is available on the Securities and Exchange Commission’s (the “SEC’s”) website at www.sec.gov. In connection with the proposed transaction, BioTime will file with the SEC a proxy statement, and plans to file with the SEC other documents regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER FILED DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Shareholders will be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) filed with the SEC from the SEC’s website at www.sec.gov. Shareholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or email to BioTime’s Chief Financial Officer at 1301 Harbor Bay Parkway, Alameda, California 94502 or pgarcia@biotimemail.com. BioTime and Geron and certain of their respective directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of BioTime in favor of the share issuance and other proposals in connection with the proposed transaction. Information regarding BioTime’s directors and executive officers is contained in BioTime’s definitive proxy statement filed with the SEC on April 30, 2012. Information about Geron’s directors and executive officers is set forth in Geron’s proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2012. The proxy statement and other relevant documents (when available) filed with the SEC are available free of charge with the SEC are available free of charge at the SEC’s website at www.sec.gov, and from Geron by contacting Investor Relations by mail at Geron Corporation, 149 Commonwealth Drive, Suite 2070, Menlo Park, California 94025, Attn: Investor Relations Department, or by going to Geron’s Investor Relations page on its corporate website at www.geron.com. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC (when available).

This communication is for informational purposes only and does not constitute an offer to sell any BAC common stock or warrants or any BioTime common shares or warrants or a solicitation of any vote or approval, nor is it a substitute for a prospectus that may be included in a registration statement that may be filed by BAC or BioTime with the SEC under the Securities Act with respect to the proposed transaction, or a proxy statement that will be provided to BioTime shareholders. BioTime and BAC are not offering to sell, or soliciting an offer to buy, any securities in any state where the offer or sale is not permitted.

About BioTime, Inc.

BioTime, headquartered in Alameda, Calif., is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is enhanced through subsidiaries focused on specific fields of application. BioTime develops and markets research products in the fields of stem cells and regenerative medicine, including a wide array of proprietary PureStem™ cell lines, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (formerly known as HyStem®-Rx), a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the diagnostic and therapeutic applications of stem cell technology in cancer, including the diagnostic product PanC-Dx™ currently being developed for the detection of cancer in blood samples. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary induced pluripotent stem cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. BioTime's subsidiary LifeMap Sciences, Inc., markets GeneCards®, the leading human gene database, and has developed an integrated database suite to complement GeneCards® that includes the LifeMap Discovery™ database of embryonic development, stem cell research and regenerative medicine, and MalaCards, the human disease database. LifeMap is also marketing BioTime research products. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc., and in South Korea by CJ CheilJedang Corporation under exclusive licensing agreements. Additional information about BioTime can be found on the web at www.biotimeinc.com.

About BioTime Acquisition Corporation

BioTime Acquisition Corporation is a newly formed wholly owned subsidiary of BioTime, Inc., through which BioTime plans to pursue opportunities and acquire assets and businesses in the fields of stem cells and regenerative medicine.

BioTime Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Statements in this press release regarding BioTime or BAC’s plans, expectations or timing relating to BAC’s acquisition of the stem cell assets and related transactions are forward-looking statements and these statements involve risks and uncertainties, including, without limitation, the ability of the parties to close the transaction in a timely manner or at all, the possibility that conditions to closing of the proposed transaction, including the approval of BioTime’s shareholders, and the effectiveness of registration statements to be filed by BioTime and BAC with the SEC, may not be satisfied, as well as risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and and other filings that BioTime or BAC may make with the SEC. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, BioTime and BAC each disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Peter Garcia, 510-521-3390, ext. 367
Chief Financial Officer
pgarcia@biotimemail.com
or
Judith Segall, 510-521-3390, ext. 301
jsegall@biotimemail.com